$2,500,000

SECURED CREDIT AGREEMENT

Between

UNITED HERITAGE CORPORATION
as Borrower

and

LOTHIAN OIL INC.,
as Lender

Dated as of March 31, 2006

CREDIT AGREEMENT

This $4,000,000 Secured Credit Agreement (this “Agreement”) is dated as of March 31, 2006, between United Heritage Corporation, having its principal executive office and place of business at 405 N. Marienfeld, Suite 200, Midland, TX 79701 (the “Borrower”), and Lothian Oil Inc., with offices at 500 5th Avenue, Suite 2600, New York, NY 10110 (Lender”).

Background:

A. Borrower and Lender desire to enter into this Agreement to set forth the terms and conditions pursuant to which Lender will make available to Borrower a secured term loan on a non-revolving basis for the purposes set forth in this Agreement.

B. In connection with Lender making available to Borrower the financial accommodations described in this Agreement, Borrower will grant to Lender a mortgage lien and a perfected security interest in the Texas real and personal property of Borrower that are referred to as Borrower’s “Wardlaw Property”; and

C. This Credit Agreement is entered into coincidental with Borrower and Lender entering into a Development and Exploration Agreement affecting Borrower’s “Wardlaw Property.” Any conflicts between the terms of this Agreement and that Agreement shall be governed by the terms of the Development and Exploration Agreement.

Agreements:

In consideration of the terms, covenants, provisions and conditions set forth in this Agreement, Borrower and Lender agree as follows:

ARTICLE I
Definitions

Section 1.1.  Specific Defined Terms.

As used herein, the following terms shall have the following meanings and, as the context requires, the singular shall include the plural:

“Advance” means an advance of funds under the Term Loan by Lender at the Contract Rate pursuant to Article II of this Agreement.

“Affiliate” means as to any Person (a) any other Person who directly or indirectly controls, is under common control with, or is controlled by such Person, (b) any director or officer of such Person or of any Person referred to in clause (a) above, or (c) if any Person in clause (a) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise); provided that, in any event, (i) any Person who owns directly or indirectly ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors or other governing body of a corporation or ten percent (10%) or more of the Equity Interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person, and (ii) any Subsidiary of any Borrower shall be deemed to be an Affiliate of Borrower.

“Agreement” has the meaning assigned to that term in the introductory paragraph hereof.

“Basic Documents” means Leases, Operating Agreements, Hydrocarbon purchase, sales, exchange, processing, gathering, treatment, compression and transportation agreements; farmout or farm-in agreements; unitization agreements; joint venture, exploration, limited or general partnership, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; area of mutual interest agreements; salt water disposal agreements, servicing contracts; easement and/or pooling agreements; surface leases, permits, licenses, rights-of-way, servitudes or other interests appertaining to the Properties and all other executory contracts and agreements relating to the Properties.

“Borrower” has the meaning assigned to that term in the first paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day in which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

“Closing” means the date of execution by Borrower and other applicable parties and the delivery to Lender of this Agreement, the Term Note (as hereinafter defined), the Security Agreements, the Mortgage, the Overriding Royalty Interest Conveyance, the other Security Documents (as hereinafter defined) and all other documents contemplated by this Agreement and necessary to satisfy the conditions described in Article VII.

“Closing Date” has the meaning assigned to that term in Section 7.1.

“Collateral” means the Properties and all Personal Property.

“Contract Rate” means a rate per annum equal to Citibank’s Prime Lending Rate plus 1%.

“Crude Oil” means all crude oil, condensate and other liquid hydrocarbon substances.

“Debtor Relief Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

“Default Rate” has the meaning assigned to that term in Section 2.3(a).

“Defensible Title” means with respect to each Property, title that (i) entitles Borrower to receive (free and clear of all royalties appearing or not appearing of record, all overriding royalties, and all net profits interests or other burdens on or measured by production of Hydrocarbons) not less than the Net Revenue Interest of Borrower set forth on Exhibit A in all Hydrocarbons produced, saved and marketed from the Property for the productive life of the Property, free and clear of any security interest, lien, encumbrance, mortgage, claim, security agreement or other charge, other than the Permitted Encumbrances and any liens, mortgages and security interests and property interests which are in favor of Lender and its Affiliates or are permitted hereunder; and (ii) obligates Borrower to bear costs and expenses relating to the maintenance, development and operation of such Property in an amount not greater than the Working Interest of Borrower set forth on Exhibit A for the productive life of such Property.

“Equipment” has the meaning assigned to that term in the UCC and includes all surface or subsurface machinery, goods, equipment, fixtures, inventory, facilities, supplies or other personal or moveable property of whatsoever kind or nature (excluding property rented by Borrower or taken to the premises for temporary uses) now owned or hereafter acquired by Borrower which are now or hereafter located on or under any of the lands attributable to the Properties which are used for the production, gathering, treatment, processing, storage or transportation of Hydrocarbons and whether or not attributable to the Properties (together with all accessions, additions and attachments to any thereof), including, without limitation, all Wells, casing, tubing, tubular goods, rods, pumping units and engines, Christmas trees, platforms, derricks, separators, compressors, gun barrels, flow lines, water injection lines, tanks, gas systems (for gathering, treating and compression), pipelines (including gathering lines, laterals and trunklines), chemicals, solutions, water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, telegraph, telephone and other communication systems, loading docks, loading racks, shipping facilities, platforms, well equipment, wellhead valves, meters, motors, pumps, tankage, regulators, furniture, fixtures, automotive equipment, forklifts, storage and handling equipment, together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, documentation and processes, warranties and records in connection therewith including, without limitation, any and, to the extent permitted, all seismic data, geological data, geophysical data and interpretation of any of the foregoing, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing.

“Event of Default” has the meaning assigned to that term in Section 8.1.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local or tribal, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over Borrower, any Affiliate, any of their properties or Lender.

“Highest Lawful Rate” means, with respect to Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Term Note or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbons” means all Crude Oil and Natural Gas.

“Lease” or “Leases” means, whether one or more, (i) those certain oil and gas leases set forth in the descriptions of the Properties attached as Exhibit A hereto, and any other interests in the Leases or any other lease of real property, whether now owned or hereafter acquired by Borrower, and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such Lease or Leases, or (ii) other oil, gas and/or mineral leases or other interests pertaining to the Properties, whether now owned or later acquired, which may now and hereafter be made subject to the lien of any of the Security Documents and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such lease or leases.

“Lender” has the meaning assigned to that term in the first paragraph of this Agreement, and includes the initial Lender identified in this Agreement and its successors and one or more assignees to the extent any of them is a holder of the Term Note or any interest in the Term Note.

“Liabilities and Costs” has the meaning assigned to such term in Section 10.10(b).

“Lien” means any interest in property (real or personal) securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of oil and gas properties and the Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Term Note, the Security Documents, the Development and Exploration Agreement, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property, condition (financial or otherwise) or prospects of Borrower, (b) the ability of Borrower to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to Lender under any Loan Document.

“Maturity Date” means a date not to exceed ten (10) years from the date of Closing.

“Maximum Commitment” has the meaning assigned such term in Section 2.1.

“Mortgage” means a mortgage, deed of trust, assignment of production, security agreement and financing statement and act of mortgage and security agreement securing future advances executed by Borrower and granting a first and prior lien to or for the benefit of Lender in the Properties described therein subject only to the Permitted Encumbrances, and otherwise in form and substance satisfactory to Lender, as the same may be modified, amended or supplemented pursuant to the terms of this Agreement.

“Natural Gas” means all natural gas, and any natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane) produced from or attributable to the Properties.

“Net Revenue Interest” means, with respect to any Property, the decimal or percentage share of Hydrocarbons produced and saved from or allocable to such Property, after deduction of all lessor and overriding royalties and other burdens on or paid out of such production.

“Obligations” means and include all loans and advances (including the Term Loan), debts, liabilities, obligations, covenants, duties and amounts owing or to be owing by Borrower or any Affiliate of Borrower to Lender or any Affiliate of Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty, letter of credit or other instrument, arising directly or indirectly, under this Agreement, the Term Note, the Security Documents, the Swap Agreement or other Hedging Agreement, or under any Loan Documents, and all renewals, extensions and/or rearrangements of any of the foregoing. The term includes, but is not limited to, all interest, reasonable charges, expenses, consultants’ and attorneys’ fees and any other sum chargeable to Borrower under this Agreement, the Term Note, the Security Documents, or any of the Loan Documents.

“Operating Agreement” means (a) any operating agreements covering or relating to any one or more of the Properties and (b) any subsequently executed operating agreement covering or relating to any one or more of the Properties that is approved in writing by Lender.

“Operator” means with respect to the Properties, Borrower and any other operators, including contract operators, of the Properties.

“Permitted Encumbrances” means (i) Liens for property taxes and assessments or governmental charges or levies, provided that payment thereof is not at the time required hereunder; (ii) (a) deposits to secure the performance of bids, tenders, trade contracts or leases or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the acquisition of inventory or other property and (b) Liens, other than any Liens imposed by ERISA, arising in the ordinary course of business or incidental to the ownership of Properties and assets (including Liens in connection with worker’s compensation, unemployment insurance and other like laws, carrier’s, mechanic’s, materialmen’s, repairmen’s, vendor’s, warehousemen’s, attorneys’ liens, and Liens of operators and non-operators arising under Operating Agreements) for sums not past due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as may be required by generally accepted accounting principles have been made; (iii) survey exceptions, issues with regard the merchantability of title, easements or reservations, or rights of others for rights-of-way, servitudes, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which could not reasonably be expected to have a Material Adverse Effect; (iv) Liens permitted by Lender in writing; (v) Liens on Properties in respect of judgments or awards, the Indebtedness with respect to which it is permitted hereunder; (vi) Liens against specific equipment securing Debt permitted hereunder; and (vii) the specific exceptions and encumbrances affecting one or more of the Properties as described in the Mortgages and/or the summaries and opinions delivered to Lender prior to the Closing Date BUT ONLY INSOFAR as those exceptions and encumbrances are valid and subsisting and are enforceable against the particular Lease which is made subject to those exceptions and encumbrances.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or other similar organization, government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Personal Property” means all personal property of every kind, whether now owned or later acquired, including all goods (including Equipment), documents, accounts, chattel paper (whether tangible or electronic), money, deposit accounts, letters of credit and letter-of-credit rights (without regard to whether the letter of credit is evidenced by a writing), documents, securities and all other investment property, supporting obligations, any other contract rights (including all rights in transportation agreements, processing agreements, delivery agreements and seismic agreements related to the Properties) or rights to the payment of money, insurance claims and proceeds, all general intangibles (including all payment intangibles and rights to seismic and other geophysical data) and all permits, licenses, books and records related to the Properties or the business of Borrower as it relates to the Properties in any way whatsoever.

“Production Volumes” mean the sum of Borrower’s Net Revenue Interest of Hydrocarbons.

“Property” or “Properties” means, collectively, the Leases and all other real and personal property of Borrower, whether now owned or later acquired and without regard to whether such property is related to any of the Leases, including but not limited to all Personal Property and all Basic Documents associated therewith.

“Related Costs” means the fees and expenses of counsel for Lender and other consultants for Lender and Lender’s other out-of-pocket expenses incurred in connection with the due diligence, negotiation and preparation of documents relating to the Term Loan and execution, delivery and filing and/or recording of the Loan Documents together with any amendments, supplements or modifications thereto or administration or enforcement thereof.

“Royalty Interest” means the Production Volumes from or allocable to any particular Property or proceeds thereto, as applicable, which the owners of royalty rights, including but not limited to lessor and overriding royalty rights, and other rights to receive production, other than by virtue of ownership of Working Interests, in any particular Property are entitled to take in kind or for which they are entitled to be paid.

“Security Agreements” means any security agreement executed by Borrower, as debtor, in favor of Lender, as secured party, substantially in the form and substance as attached as Exhibit E and otherwise satisfactory to Lender in its sole and absolute discretion.

“Security Documents” means this Agreement, the Mortgage, financing statements and any other agreement or writing evidencing any assignment, lien, encumbrance or security interest executed in favor of Lender or any of its Affiliates in or on the Collateral and any other documents relevant thereto; provided, however, that “Security Documents” shall not include the Assignment and Bill of Sale.

“Solvent” means that, as of the date on which a Person’s solvency is to be measured: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including income tax liabilities) as they become absolute and matured; and (b) it is able to meet its debts as they mature.

“Taxes” has the meaning assigned to that term in Section 2.5(a).

“Taxing Authorities” means any and all federal, state, local or tribal governmental or quasi-governmental agencies that have the power to impose taxes upon Borrower or any of the Collateral.

“Term Loan” has the meaning assigned to that term in Section 2.1.

“Term Note” means, collectively, one or more promissory notes substantially in the form of Exhibit B executed by Borrower and delivered to Lender (including any successors to and assignees of the initial Lender identified in this Agreement) pursuant to Section 2.2, together with all renewals, extensions and rearrangements.

“UCC” means the Uniform Commercial Code presently in effect in the State of Texas or other applicable jurisdiction.

“USA Patriot Act” means the Uniting and Strengthening America by Producing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, Pub. L. 707-56, as amended, and regulations promulgated thereunder as in effect from time to time.

“USD” or “$” or “dollars” shall mean currency of the United States of America.

“Well” means any existing oil or gas well, salt water disposal well, injection well, water supply well or any other well located on or related to the Properties or any well which may hereafter be drilled and/or completed on any of the Properties, or any facility or equipment in addition to or replacement of any well.

“Working Interest” means the property interest which entitles the owner thereof to explore and develop certain land for oil and gas production purposes, whether under an oil and gas lease or unit, a compulsory pooling order or otherwise.

Section 1.2.  Other Capitalized Terms. Capitalized terms not otherwise defined in Section 1.1 shall have the meanings given them elsewhere in this Agreement.

Section 1.3.  Exhibits and Schedules. All exhibits and schedules attached to this Agreement are part of this Agreement for all purposes.

Section 1.4.  Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document. Nothing contained in this Section 1.4 will be construed to authorize any renewal, extension, modification, amendment or restatement.

Section 1.5.  References and Titles. All references in this Agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the exhibits, schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only, do not constitute any part of those subdivisions and will be disregarded in construing the language contained in those subdivisions. The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections of this Agreement in which those phrases occur. The word “or” is not exclusive; the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (c) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including.” No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

ARTICLE II
The Term Loan

Section 2.1.  Term Loan.

(a)  Subject to the terms and conditions of this Agreement, Lender agrees to make a secured, multiple advance term loan (the “Term Loan”) to Borrower not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Maximum Commitment”) for the purposes set forth on Schedule 2.1. Borrower acknowledges that Lender does not intend to advance Borrower any amount which would at any point in time exceed the Maximum Commitment; provided, however, if the obligations of Borrower under the Term Loan exceed the Maximum Commitment, all obligations will nevertheless constitute Obligations under this Agreement, become a part of the Term Loan and be entitled to the benefit of all of Lender’s security interests in, and mortgage liens on, the Collateral.

Section 2.2.  Term Note. Borrower’s obligation to repay the Term Loan will be evidenced by a Term Note in favor of Lender. The Term Note will be dated as of and delivered to Lender on the Closing Date.

Section 2.3.  Interest.

(a)  Outstanding borrowed and unpaid principal amounts of the Term Loan shall bear interest at the Contract Rate for the period commencing on the date of each Advance until all Obligations are paid in full in accordance with this Agreement. Upon the occurrence and during the continuation of an Event of Default, the rate of interest applicable to the Obligation will be equal to the lesser of (i) the Highest Lawful Rate and (ii) four percent (4.0%) over the Contract Rate (the “Default Rate”). In addition, if any principal of or interest on any Advance or any fee or other amount payable by Borrower or any other obligor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate.

(b)  All interest will be computed on the actual number of days elapsed over a year comprised of 360 days. Interest will be due and payable in immediately available funds on the Maturity Date.

(c)  The applicable interest rate shall be determined by Lender, and its determination shall be conclusive absent manifest error and binding upon the parties hereto.

Section 2.4.  Outstanding Payments.

(a)  All outstanding principal and accrued interest shall be due and payable as provided in the Development and Exploration Agreement, and in no event later than the Maturity Date. All payments shall be applied first to accrued interests and the balance to outstanding principal.

(b)  All payments (whether of principal, interest, legal expenses, fees, costs, indemnities or otherwise) to be made by Borrower to Lender at:

Lothian Oil Inc.
500 5th Avenue, Suite 2600
New York, NY 10110

or to any other account Lender may designate in writing to Borrower from time to time. If any payment to be made under this Agreement falls due on a day that is not a Business Day, the payment will be payable on the next succeeding Business Day.

Section 2.5.  Taxes.

(a)  Taxes Not Deducted from Payments to Lender. All payments made by Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all similar liabilities excluding, in the case of Lender, taxes imposed on its income, and franchise or similar taxes imposed on it, by any jurisdiction (or political subdivision thereof) of which Lender is a citizen or resident, in which Lender is organized, or in which Lender is presently doing business (collectively, “Taxes”). If Borrower is required by law to deduct any Taxes from any sum payable to Lender, (i) the sum payable will be increased by an amount so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5) Lender will receive an amount equal to the sum it would have received had no deductions been made, (ii) Borrower will deduct from the sum payable to Lender an amount sufficient to pay the Taxes and pay the balance to Lender, and (iii) Borrower will promptly pay the full amount deducted to the relevant Taxing Authority or other Governmental Authority in accordance with applicable law.

(b)  Other Taxes. In addition, and to the fullest extent permitted by applicable law, Borrower agrees to pay any present or future stamp, documentary, mortgage registration, or similar taxes or any other excise or property taxes, charges or similar levies that arise from any payment made or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, or any Security Documents (collectively, the “Other Taxes”).

(c)  INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND PROVIDED THAT THERE IS NO DEFAULT OF THE LENDER REPRESENTATIONS CONTAINED IN THIS AGREEMENT, BORROWER WILL INDEMNIFY LENDER FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 2.5 AND PAID BY LENDER) PAID BY LENDER (ON BEHALF OF BORROWER), AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND REASONABLE EXPENSES) ARISING FROM OR WITH RESPECT TO THOSE AMOUNTS, WHETHER OR NOT THE TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. ANY PAYMENT PURSUANT TO THE INDEMNIFICATION DESCRIBED IN THIS SECTION 2.5(c) WILL BE MADE BY BORROWER WITHIN THIRTY (30) DAYS AFTER THE DATE LENDER MAKES WRITTEN DEMAND FOR THOSE PAYMENTS. SUCH LENDER’S DEMAND WILL STATE WITH SPECIFICITY THE BASIS FOR THE TAX, IDENTIFY THE TAXING AUTHORITY ASSERTING THE TAX AND CERTIFY THAT LENDER HAS PAID THE TAX.

(d)  Certification of Tax Status By Lender. Lender agrees that it will, not more than thirty (30) Business Days after the date of this Agreement, deliver to Borrower a United States Internal Revenue Service Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax.

ARTICLE III
Security

Section 3.1.  Grant of Security Interests

(a)  Mortgage and Security Interest. As collateral security for all of its Obligations to Lender under this Agreement and the other Loan Documents, Borrower shall and hereby grants, assigns, transfers and conveys to Lender a mortgage lien on and perfected security interest in the Collateral.

(b)  Further Assurances. Borrower will, upon request, execute and deliver to Lender any and all documents necessary or desirable, in the reasonable opinion of Lender, to create, perfect, maintain, and preserve the priority of Lender’s security interests in and mortgage liens on the Collateral. Borrower will, at its own expense, cause searches of the Uniform Commercial Code filing records or similar public records to be conducted at the reasonable request of Lender from time to time in order to evidence, perfect, maintain or continue perfection, or confirm the rights and remedies, of Lender in and to the Collateral granted by Borrower, perfect those security interests in after-acquired property, continue the perfection of all security interests granted by Borrower and file financing statements against Borrower relating to the security interests securing any Obligations. Borrower irrevocably authorizes Lender to prepare and file at any time and from time to time in any filing office initial financings statements and amendments to them necessary or convenient to the perfection or continuation of the security interests granted by Borrower.

(c)  Release of Financing Statements. Upon the indefeasible payment in cash and performance in full of all Obligations under this Agreement (other than indemnity obligations and similar obligations that survive the termination of this Agreement), Lender will deliver to Borrower, at Borrower’s expense, releases of all financing statements and all other Security Documents with an acknowledgment that the same have been terminated, and Borrower shall deliver to Lender a general release of all of Lender’s liabilities and obligations under this Agreement and the other Loan Documents. The obligations of Borrower under the Assignment and Bill of Sale will survive the termination of this Agreement and the release of the security interests.

ARTICLE IV
Representations and Warranties

In order to induce Lender to make the Term Loan, Borrower makes the following representations and warranties to Lender as of the Closing Date, each and all of which will survive the execution and delivery of this Agreement and continue until all Obligations (other than indemnity obligations and similar obligations that survive the termination of this Agreement) have been satisfied and Lender has no further commitment to make Advances under this Agreement.

Section 4.1.  Formation and Existence. Borrowers are corporations duly organized, validly existing and in good standing under the laws of the State of their incorporation. Borrowers are qualified to do business in every other jurisdiction where the nature of its business or the ownership of its property requires it to be so qualified and where failure to so qualify could reasonably be expected to have a Material Adverse Effect.

Section 4.2.  Ownership of Collateral; Interests. All Collateral is owned of record by Borrower and the Working Interests will be conveyed to Lender or its designee by Borrower, free and clear of any security interest, lien, encumbrance, mortgages, security agreement or other charge. Borrower has Defensible Title to the Properties, including each Lease related to the Properties. Except for the liens and security interests contemplated by this Agreement and the Security Documents, to Borrower’s knowledge there are no unrecorded documents or agreements which may result in the impairment or loss of Borrower’s ability to mortgage the Properties or of Lender’s ability to enforce the Mortgage and convey the Properties. Borrower has all beneficial rights, titles and interests in and to the Net Revenue Interest in all production from or allocable to Borrower’s interest in the Properties (including each Lease) and has the exclusive right to sell or mortgage the Properties subject to any right in the owners of Royalty Interests to take their royalty interest in kind.

Section 4.3.  Leases, etc. All leases and agreements referenced in the reports or other title materials delivered in connection with the Closing are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would adversely affect in any material respect the conduct of the business of Borrower. All of the assets of Borrower which are reasonably necessary for the operation of its business are in good working condition (ordinary wear and tear excepted) and are maintained in accordance with prudent business standards.

Section 4.4.  Authorization; Non-Contravention. The execution, delivery and performance of Borrower’s obligations under this Agreement, the Term Note, the Assignment and Bill of Sale, the Security Documents and all and any other Loan Documents and the creation of all liens, mortgages and security interests provided for in those agreements:

(a)  are within the corporate power and authority of Borrower;

(b)  have been duly authorized by all necessary company action of Borrower;

(c)  are not in contravention of (i) any agreement or indenture to which Borrower is a party or by which it or its property is bound, (ii) the charter documents of Borrower, or (iii) to Borrower’s knowledge any provision of law applicable to Borrower;

(d)  do not require the consent or approval of any governmental body, agency, authority or any other Person which has not been obtained and a correct and complete copy of each of those approvals has been furnished to Lender; and

(e)  are legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles.

Section 4.5.  Solvency. Borrower is Solvent and will continue to be Solvent after giving effect to the transactions contemplated by this Agreement.

Section 4.6.  Omissions and Misstatements. Borrower has disclosed to Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of Borrower or any Affiliate to Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to Borrower or any Affiliate which would reasonably be expected to have a Material Adverse Effect or in the future would be likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to Lender by or on behalf of Borrower or any Affiliate prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any reserve report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein.

Section 4.7.  USA Patriot Act Representation. Neither Borrower nor any of its Affiliates is a country, individual or entity named on the Specifically Designated National and Blocked Persons list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

ARTICLE V
Covenants

So long as there are any Obligations owing to Lender under this Agreement, and unless Lender has previously consented in writing to Borrower’s non-compliance, Borrower will comply with the following covenants:

Section 5.1.  Debt. With respect to the properties on which Lender is granted a mortgage and lien, as collateral, Borrower shall not create, incur, assume, or suffer to exist any Debt, except:

(i)  the Obligations; and

(ii) Debt of Borrower existing on the Closing Date reflected in Borrower’s financial statements provided to Lender (including renewals and extensions of same).

Section 5.2.  Use of Advance. Borrower shall use the Advance(s) of the Term Loan solely for the purposes specified in Section 2.1(a).

ARTICLE VI
Further Rights of Lender

Section 6.1.  Indemnification

(a)  BORROWER WILL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, INDEMNIFY LENDER AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AUTHORIZED AGENTS (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) AND HOLD EACH OF THEM HARMLESS FROM AND AGAINST ANY AND ALL INJURIES, CLAIMS, DAMAGES, JUDGMENTS, LIABILITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, FEES AND DISBURSEMENTS OF COUNSEL), CHARGES AND ENCUMBRANCES WHICH MAY BE INCURRED BY OR ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES IN CONNECTION WITH OR ARISING OUT OF ANY ASSERTION, DECLARATION OR DEFENSE OF LENDER’S RIGHTS OR SECURITY INTERESTS UNDER THE PROVISIONS OF THIS AGREEMENT, ANY SECURITY DOCUMENT OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH:

(i)  THE REALIZATION, REPOSSESSION, SAFEGUARDING, INSURING OR OTHER PROTECTION OF THE COLLATERAL WHILE AN EVENT OF DEFAULT IS CONTINUING;

(ii)  THE COLLECTING, PERFECTING OR PROTECTING OF LENDER’S LIENS AND SECURITY INTERESTS UNDER THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS; AND

(iii)  ANY INVESTIGATION, LITIGATION, OR PROCEEDING RELATED TO ANY PRESENT OR FUTURE ACQUISITION OR PROPOSED ACQUISITION BY BORROWER. BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS IT MIGHT HAVE IN CONNECTION WITH ANY SUIT OR ACTION AGAINST LENDER TO CLAIM SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES TO IT, ITS BUSINESS OR ITS PROSPECTS. BORROWER HAS CONSULTED WITH ITS COUNSEL WITH RESPECT TO THE PROVISIONS OF THIS SECTION 6.1 AND UNDERSTANDS THAT IT IS TO BE INTERPRETED BROADLY AGAINST BORROWER.

(b)  BORROWER SHALL INDEMNIFY LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF BORROWER OR ANY OTHER PERSON TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR ADVANCE OR THE USE OF THE PROCEEDS THEREFROM, (v) THE OPERATIONS OF THE BUSINESS OF BORROWER AND ITS AFFILIATES BY BORROWER AND ITS AFFILIATES, (vi) ANY ASSERTION THAT LENDER WAS NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS (AFTER GIVING EFFECT TO THE PERMITTED ENCUMBRANCES), (vii) ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER OR ANY AFFILIATE OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (viii) THE BREACH OR NON-COMPLIANCE BY BORROWER OR ANY AFFILIATE WITH ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER OR ANY AFFILIATE, (ix) THE PAST OWNERSHIP BY BORROWER OR ANY AFFILIATE OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (x) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY BORROWER OR ANY AFFILIATE OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY BORROWER OR ANY OF ITS AFFILIATES, (xi) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO BORROWER OR ANY OF ITS AFFILIATES, OR (xii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

(c)  All amounts due under this Section 6.1 shall be payable not later than ten (10) days after written demand therefor.

ARTICLE VII
Closing; Conditions Precedent to Closing

Section 7.1.  Closing. Subject to the conditions stated in this Agreement, Closing of the Term Loan will occur at a mutually agreeable time on or before March 31, 2006. The dates on which the Loan Documents are executed and each of the conditions in Section 7.2 are satisfied will be known as the “Closing Date.” Closing will occur at the offices of Borrower on the Closing Date, or at any other place and time as Borrower and Lender may agree in writing.

Section 7.2.  Conditions to Making the Initial Advance. As conditions to the making of the Advance under the Term Loan, Borrower will:

(a)  execute and deliver to Lender each of the Loan Documents to which Borrower is a party, deliver the Basic Documents to Lender, each in form and substance satisfactory to Lender in its sole and absolute discretion.

ARTICLE VIII
Events of Default

Section 8.1.  Events of Default. The occurrence and continuance of any of the following at any time during the term of this Agreement will be an event of default (“Event of Default”):

(a)  Borrower fails to make any payment under this Agreement, the Term Note or any Security Document on the date due;

(b)  Borrower fails to perform any of its obligations under the Loan Documents or Development and Exploration Agreement;

(c)  Borrower (i) executes an assignment for the benefit of its creditors, (ii) becomes or is adjudicated bankrupt or insolvent, (iii) admits in writing its inability to pay its debts generally as they become due, (iv) applies for or consents to the appointment of a conservator, receiver, trustee, or liquidator of Borrower or of all or any substantial part of its assets, (v) files a voluntary petition seeking reorganization or an arrangement with creditors, or to take advantage of or seek any other relief under any Debtor Relief Laws, (vi) files an answer admitting the material allegations of or consenting to, or defaults in, a petition filed against it in any proceeding under any Debtor Relief Laws, or (vii) institutes or voluntarily becomes a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or seeking to postpone the maturity or the collection of any of its debts or to suspend any of the rights of Lender or any of its Affiliates under any of the Loan Documents; or

(d)  (i) an order, judgment, or decree is entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or appointing a conservator, receiver, trustee, or liquidator of Borrower, or of all or any substantial part of its assets, and the order, judgment, or decree is not permanently stayed or reversed within sixty (60) days after its entry, or (ii) a petition is filed against Borrower seeking reorganization, an arrangement with creditors, or any other relief under any Debtor Relief Laws, and the petition is not discharged within ninety (90) days after its filing

ARTICLE IX
Remedies of Lender

Section 9.1.  Remedies. Upon the occurrence of any Event of Default other than under Sections 8.1(c) or 8.1(d), Lender shall, by written notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate the commitments and thereupon the commitments shall terminate immediately and (ii) declare the Term Note and the Term Loan due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of Borrower accrued hereunder and under the Term Note and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by Borrower. Upon the occurrence of an Event of Default described in Section 8.1(c) or Section 8.1(d), the commitments to make additional Advances shall automatically terminate and the Term Note and the principal of the Term Loan then outstanding, together with accrued interest thereon and all fees and the other obligations of Borrower accrued hereunder and under the Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower. Upon a termination of its commitments following an Event of Default, Lender will have, in addition to all of its other rights arising under any of the Loan Documents or by operation of law or otherwise (which rights shall be cumulative), all of the rights and remedies of a secured party under the Uniform Commercial Code and will have the right to enter upon any premises where the Collateral is kept and peacefully retake possession.

Section 9.2.  Collateral. Lender will have no obligation to preserve rights to any Collateral against prior parties or to proceed first against any Collateral or to marshal any Collateral of any kind for the benefit of any other creditor of Borrower or any other Person. Borrower grants to Lender a license or other right to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature related to the Collateral and necessary or convenient in correction with Lender completing production of, advertising for sale and selling any Collateral, and Borrower’s rights under all licenses and any franchise, sales or distribution agreements will inure to Lender’s benefit.

Section 9.3.  Set-Off Rights. Upon the occurrence and during the continuation of an Event of Default, Lender will have the right, at any time and from time to time, to set-off and apply against the Obligations, in any manner Lender may determine, any and all deposits (general or special, time or demand, provisional or final) or other amounts at any time credited by or owing from Lender or any depositary to Borrower whether or not the Obligations are then due; provided, however, that this sentence will not apply to any amounts owing to third-party Working Interest and Royalty Interest previously identified in writing to Lender. Lender will provide notice to Borrower not later than ten (10) days following the application of any funds under this Section 9.3. As further security for the Obligations, Borrower grants to Lender a security interest in and lien on all money, instruments, and other property of Borrower now or at any time held by Lender, including property held in safekeeping. In addition to Lender’s right of set-off and as further security for the Obligations, Borrower grants to Lender a security interest in and lien on all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or at any time on deposit with or held by Lender together with all other amounts at any time credited by or owing from Lender to Borrower. The rights and remedies of Lender under this Section 9.3 are in addition to other rights and remedies (including other rights of set-off) that Lender may have.

Section 9.4.  Rights Under Operating Agreements. Upon the occurrence and during the continuation of an Event of Default, Lender will have the right to exercise Borrower’s rights under any Operating Agreement or any other Basic Document.

ARTICLE X
Miscellaneous

Section 10.1.  Remedies Cumulative. Lender’s rights and remedies under this Agreement are cumulative and non-exclusive of any other rights or remedies it may have under any other agreement or instrument, or by operation of law or otherwise.

Section 10.2.  Assignment. This Agreement is entered into for the benefit of Borrower and Lender and their respective successors and assigns. It will be binding on and inure to the benefit of those parties and their respective successors and assigns. The rights and obligations of Borrower under this Agreement, the Term Note, the other Security Documents, and the Development and Exploration Agreement, or any other Loan Document to which Borrower is a party may not be assigned without Lender’s prior written consent. Lender may assign, transfer or otherwise dispose of any of its rights or obligations under this Agreement or any of the other Loan Documents on the prior written consent of Borrower, such consent to not be unreasonably withheld. To the extent Lender assigns to any other Person an interest in the Term Note, Borrower shall execute and deliver to Lender any documents reasonably necessary in connection with such transaction, including the issuance by Borrower of one or more Term Notes. Additionally, so long as Borrower’s rights and obligations hereunder are not adversely affected, Lender will be entitled to grant and assign a security interest in its rights, titles, and interests in and to the Term Note, the Security Documents and all other Loan Documents to its lender or lenders as security for indebtedness of the Lender.

Section 10.3.  Notices. Any notice, demand or document which either party is required or may desire to give to the other will be in writing and, except as otherwise provided in this Agreement, given by messenger, nationally recognized courier, overnight delivery, facsimile or other electronic transmission, or United States certified mail, postage prepaid, return receipt requested, addressed to the recipient at the location shown below, or at any other address as either party may furnish to the other by notice given in accordance with this provision.

If to Lender, to:

Lothian Oil Inc.
500 5th Avenue, Suite 2600
New York, NY 10110

If to Borrower, to:

United Heritage Corporation
405 N. Marienfeld, Suite 200
Midland, TX 79701

If to any other obligor party, the notice will be sent to the Borrower and to the address set forth in the Security Document or other Loan Document to which the recipient is a party.

Any notice delivered or made by messenger, telecopy, electronic mail or United States mail will be deemed to be given on the date of actual delivery as shown by messenger receipt, the sender’s facsimile machine confirmation or other verifiable electronic receipt, or the registry or certification receipt. Notwithstanding the previous sentence, if either party receives from the other any message via electronic mail that purports to be a notice under this Agreement but that contains information that is syntactically incorrect, garbled or otherwise unintelligible, the recipient will notify the sender and the message containing the unintelligible information will not be deemed to be given until it is successfully delivered (including redelivery by electronic mail) pursuant to this Section 10.3. If Lender receives oral notice of any event from an authorized officer of Borrower, Lender will not be required to delay the exercise of any rights arising from the occurrence of that event until it receives written confirmation of the oral notice. In the event that a discrepancy exists between the notice received by Lender orally and the written confirmation, or in the absence of a written confirmation, the oral notice, as understood by Lender will be deemed the controlling and proper notice.

Section 10.4.  Waivers; Amendments. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power, privilege or option under this Agreement will operate as a waiver of that or any other right, remedy, power, privilege or option. No single or partial exercise of any right, remedy, power, privilege or option under this Agreement will preclude any other or further exercise or the exercise of any other right, remedy, power, privilege or option. No waiver of any right, remedy, power, privilege or option with respect to any occurrence will be construed as a waiver of that right, remedy, power, privilege or option with respect to any subsequent or other occurrence. No waiver will be valid unless in writing and signed by an officer of the waiving party and then only to the extent provided in the written waiver.

Section 10.5.  Confidentiality. Except as may be required in the Bankruptcy Proceedings or by law or in response to or in connection with arbitration proceedings or legal process or in any legal proceeding to enforce or interpret the Security Documents (including a sale by foreclosure) or any other document or instrument executed in connection with the Security Documents, and in any filings necessary or appropriate to create, maintain, and perfect liens and security interests contemplated by this Agreement, neither party will release this Agreement or any other document, agreement, or instrument relating to or executed in conjunction with this Agreement, or disclose the substantive terms of any of them except to its attorneys, accountants or engineers on a need-to-know basis, without the prior written consent of the other party. Notwithstanding the previous sentence, Lender may disclose the substantive terms of or furnish its lenders and potential lenders and investment bankers and their respective attorneys, accountants or engineers with copies of this Agreement or any Security Document or any other document agreement or instrument relating to or executed or delivered to Lender in conjunction with this Agreement without the consent of Borrower. Neither party or any of their respective Affiliates will issue any press release or make any other public announcement relating to this Agreement without the prior written consent of the other party; provided, however, Lender and Borrower may each publish a “tombstone” announcement regarding this Agreement.

Section 10.6.  Final Agreement. This Agreement and the other agreements to which this Agreement refers, together with all exhibits, schedules and annexes attached to any of them, constitute the final, entire agreement among the parties and supersede any prior oral or written and all contemporaneous oral proposals, commitments, promises, agreements and understandings between the parties with respect to the subject matter of this Agreement and the other Loan Documents, all of which are merged into and replaced by the Loan Documents.

Section 10.7.  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER AND LENDER KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED OR ASSOCIATED WITH ANY OF THEM, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES”, AS DEFINED BELOW; (C) CERTIFIES THAT NEITHER IT NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSELORS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT THE CERTIFYING PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY.

Section 10.8.  GOVERNING LAW. THIS AGREEMENT, THE TERM NOTE, THE OVERRIDING ROYALTY INTEREST CONVEYANCE AND EACH OF THE OTHER LOAN DOCUMENTS ARE TO BE PERFORMED IN THE STATE OF TEXAS. THIS AGREEMENT, THE TERM NOTE AND ALL OF THE OTHER LOAN DOCUMENTS, TOGETHER WITH ALL TRANSACTIONS PROVIDED FOR IN THEM WILL BE GOVERNED BY, INTERPRETED AND CONSTRUED UNDER AND ENFORCED PURSUANT TO THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

Section 10.9.  No Third-Party Beneficiaries. Subject to Section 10.2, the benefits of this Agreement will not inure to any third party. Notwithstanding anything contained in this Agreement or the other Loan Documents, or any conduct or course of conduct by the parties, before or after signing this Agreement or the Loan Documents, this Agreement will not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees by any Person other than Borrower.

Section 10.10.  Fees, Costs and Expenses; Indemnification

(a)  Fees, Costs and Expenses. Borrower will promptly pay (within thirty (30) days after receipt of invoice or other statement or notice) (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with (A) the negotiation, preparation, execution and delivery of any and all consents, waivers and amendments to any of the Loan Documents, (B) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (C) the borrowings hereunder and other action reasonably required in the course of administration hereof, and (D) monitoring or confirming (or preparation or negotiation of any documents related to) Borrower’s compliance with any covenants or conditions contained in this Agreement or in any other Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys’ fees, consultants’ fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of Lender’s exercise of its rights thereunder. In addition, except as otherwise provided herein, until all Obligations are paid in full, Borrower shall also pay or reimburse Lender for all reasonable out-of-pocket costs and expenses of Lender or its agents or employees in connection with the continuing administration of the Term Loan and the related due diligence of Lender, including travel and miscellaneous expenses and fees and expenses of Lender’s outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

(b)  Indemnification. BORROWER AGREES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TO DEFEND, RELEASE AND INDEMNIFY LENDER, UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION, COLLECTIVELY CALLED “LIABILITIES AND COSTS”) WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST LENDER ARISING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY RESTRICTED PERSON OR ANY LIABILITIES OR DUTIES OF ANY RESTRICTED PERSON OR LENDER WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER, PROVIDED ONLY THAT LENDER SHALL NOT BE ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. IF ANY PERSON (INCLUDING BORROWER OR ANY OF ITS AFFILIATES) EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LENDER, THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS A COURT OF COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXTENT AND EFFECT OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. AS USED IN THIS SECTION THE TERM “LENDER” SHALL REFER NOT ONLY TO THE PERSONS DESIGNATED AS SUCH IN SECTION 1.1 BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSONS.

Section 10.11.  Compliance with Law. It is the intention of the parties to comply with applicable usury laws (now or later enacted). Accordingly, and notwithstanding any provision to the contrary in this Agreement, the other Security Documents or any other Loan Document, in no event will this Agreement or any other Loan Document require the payment or permit the collection of interest in excess of the maximum amount permitted by those laws. If, under any circumstances, the fulfillment of any provision of this Agreement or of any other Loan Document will involve exceeding the limit prescribed by applicable law for the contracting for or charging or collecting interest, then the obligation to be fulfilled will, ipso facto, be reduced to the allowable limit, and if, under any circumstances, Lender ever receives pursuant to any of the Loan Documents anything of value as interest or that is deemed to be interest under applicable law that would exceed the highest lawful rate, the amount that would otherwise be excessive interest will be applied to the reduction of the principal amount owing under the Term Note or on account of any other indebtedness owed by Borrower to Lender, and not to the payment of interest; or, if any portion of the excessive interest exceeds the unpaid balance of principal of that indebtedness, then the excess amount will be refunded to Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness owed by Borrower to Lender exceeds the highest lawful rate, Borrower and Lender will, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects of them, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of the indebtedness so that the actual rate of interest on account of the indebtedness does not exceed the maximum amount permitted by applicable law, and (d) allocate interest between portions of the indebtedness so that no portion will bear interest at a rate greater than that permitted by applicable law.

Section 10.12.  Power of Attorney; Etc. Borrower grants to Lender a power of attorney for the purpose of executing on behalf of Borrower documents related to the enforcement of Lender’s rights under the Security Documents, including but not limited to the execution of any instrument to be filed with or approved by any applicable state regulatory agency in the event of a foreclosure on any of the Property. The power of attorney granted to Lender by Borrower under this Section 10.12 is a right coupled with an interest and will be irrevocable for as long as any of the Obligations remain outstanding provided, however that Lender agrees not to exercise the power of attorney described in this Section 10.12 prior to the occurrence of an Event of Default.

Section 10.13.  Payment of Borrower Debt. Lender may, at its sole option, but without any obligation, pay on behalf of Borrower any Debt of Borrower giving rise to Liens which have priority ahead of the Liens of Lender in and to the Collateral or any part thereof and any amounts so paid by Lender shall become a part of the Obligations considered an Advance on the Term Note hereunder and shall accrue interest at the Contract Rate or Default Rate, as applicable.

Section 10.14.  Severability. Any section, clause, subsection, sentence, paragraph, provision or term this Agreement held invalid, illegal, or ineffective by a court of competent jurisdiction will not impair, invalidate or nullify the remainder of this Agreement.

Section 10.15.  Captions; Headings. The headings, captions and arrangements contained in this Agreement have been inserted for convenience only and will not be deemed in any manner to modify, explain, enlarge or restrict any provision in this Agreement.

Section 10.16.  Construction. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement, the Term Note and each of the other Loan Documents with its legal counsel and that this Agreement and the other Security Documents will be construed as if jointly drafted by Borrower and Lender. In the event of a conflict between the terms of this Agreement and the Security Documents, the terms of this Agreement shall be controlling.

Section 10.17.  Additional Documents. From time to time after the date of this Agreement, each of the parties hereto agrees to execute and deliver or cause to be executed and delivered, all reasonable documents and instruments, and take any other reasonable and lawful action as the other party may deem necessary or desirable to perfect or evidence perfection of its security interest, to enforce its rights under this Agreement or to otherwise effectuate the purposes of this Agreement. Upon the full payment and complete discharge of Borrower’s Obligations under this Agreement and the other Loan Documents, Lender will, at the request and expense of Borrower, prepare and deliver documents evidencing the release and termination of the liens, security interests, and other interests of Lender under the Security Documents.

Section 10.18.  Counterpart Execution. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 10.19.  EXCULPATION PROVISIONS. EACH OF THE PARTIES AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS AND CONDITIONS CONTAINED IN THEM; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATION OF EACH OF THE LOAN DOCUMENTS AND HAS RECEIVED THE ADVICE OF ITS LEGAL COUNSEL IN ENTERING INTO THE LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR THAT LIABILITY. EACH PARTY AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF THE PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED IN THEM AND CANNOT AND WILL NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

Borrower has caused this Agreement to be executed as of the 31st day of March, 2006.

BORROWER:

UNITED HERITAGE CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson President / Chief Executive Officer

Signature page to the Secured Credit Agreement

Lender has caused this Agreement to be executed as of the 31st day of March, 2006.

LENDER:

LOTHIAN OIL INC.

:	By:	/s/ Ken Levy
Ken Levy Secretary / Chief Financial Officer

Signature page to the Secured Credit Agreement

SCHEDULE 2.1
TO
SECURED CREDIT AGREEMENT

Between

UNITED HERITAGE CORPORATION,
as Borrower

and

LOTHIAN OIL INC.,
as Lender

Use of Funds at Closing

The loan advances provided for in this Agreement and the Term Loan shall be used to pay for one hundred percent (100%) of the capital costs of drilling and equipping, and improving production from existing wells on leases in the Wardlaw Property, Edwards County, Texas, as provided for in the Development and Exploration Agreement between Borrower and Lender.

Signature page to the Secured Credit Agreement